Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated

August 28, 2003 in the Registration Statement (Form S-4) of JohnsonDiversey Holdings, Inc. for the registration of $406,303,000 of 10.67% Senior Discount Notes due 2013.

/S/    ERNST & YOUNG LLP

Chicago, Illinois

December 1, 2003